As filed with the Securities and Exchange Commission on April 3, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	81-0331430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

401 North 31st Street Billings, Montana	59116
(Address of Principal Executive Offices)	(Zip Code)

FIRST INTERSTATE BANCSYSTEM, INC.

2015 EQUITY AND INCENTIVE PLAN

(Full title of plan)

Kevin P. Riley

Executive Vice President and Chief Financial Officer

FIRST INTERSTATE BANCSYSTEM, INC.

401 North 31st Street

Billings, Montana 59116

(Name and address of agent for service)

(406) 255-5390

(Telephone number, including area code, of agent for service)

With a Copy to:

Holland & Hart LLP

Attn: Gregory E. Lindley, Esq.

222 South Main Street, Suite 2200

Salt Lake City, Utah 84101

(801) 799-5800

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Class A common stock, no par value	2,000,000	$27.67	$55,340,000	$6,431

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of the Registrant’s Class A common stock, no par value, which may be offered and issued to prevent dilution resulting from adjustments as a result of stock dividends, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments.
(2)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h) under the Securities Act based on the average of the high and low prices as reported on the Nasdaq Stock Market on March 31, 2015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required by Part I of Form S-8 will be sent or given to participants in the First Interstate BancSystem, Inc. 2015 Equity and Incentive Plan (the “Plan”) as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In reliance on Rule 428, such documents (i) are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act, and (ii) along with the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

(a)    The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the Commission on March 2, 2015.

(b)    The Registrant’s definitive Proxy Statement in connection with the solicitation of proxies for the Registrant’s 2015 Annual Meeting of Stockholders filed with the Commission on April 2, 2015.

(c)    The Registrant’s Current Reports on Form 8-K filed with the Commission on January 27, 2015, January 22, 2015 and March 26, 2015.

(e) (i)    The description of the Class A common stock of the Registrant contained in a registration statement on Form 8-A filed by the Registrant under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 9, 2010, and any amendments or reports filed for the purpose of updating such description.

(e) (ii)    The description of the Class B common stock of the Registrant contained in a registration statement on Form 8-A filed by the Registrant under Section 12(g) of the Exchange Act, on April 15, 2002, as amended on March 12, 2010, and any further amendments or reports filed for the purpose of updating such description.

All documents filed subsequent hereto by the Registrant, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all of the Registrant’s common stock offered hereby has been sold or which deregisters all of the Registrant’s common stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and shall be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Officers and Directors.

Sections 35-1-451 through 35-1-459 of the Montana Business Corporation Act (the “Montana Act”) provide that a corporation may indemnify its directors and officers. In general, the Montana Act provides that a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as a director or officer, unless limited by the articles of incorporation. Pursuant to the Montana Act, a corporation may indemnify a director or officer, if it is determined that the director engaged in good faith and meets certain standards of conduct. A corporation may not indemnify a director or officer under the Montana Act when a director is adjudged liable to the corporation, or when such person is adjudged liable on the basis that personal benefit was improperly received. The Montana Act also permits a director or officer of a corporation, who is a party to a proceeding, to apply to the courts for indemnification or advancement of expenses, unless the articles of incorporation provide otherwise and the court may order indemnification or advancement of expenses under certain circumstances.

Our bylaws provide for the indemnification of directors and officers, including (i) the mandatory indemnification of a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding, (ii) the permissible indemnification of directors and officers if a determination to indemnify such person has been made as prescribed by the Montana Act and (iii) for the reimbursement of reasonable expenses incurred by a director or officer who is party to a proceeding in advance of final disposition of the proceeding, if the determination to indemnify has been made pursuant to the Montana Act. We have also obtained officers’ and directors’ liability insurance which insures against liabilities that officers and directors may, in such capacities, incur. Section 35-1-458 of the Montana Act provides that a corporation may purchase and maintain insurance on behalf of director or officer of the corporation against liability asserted or incurred against such director or officer, while serving at the request of the corporation in such capacity, or arising from the individual’s status as a director or officer, whether or not the corporation would have power to indemnify the individual against the same liability under the Montana Act.

Item 7. Exemption for Registration Claimed.

Not Applicable.

Item 8. Exhibits.

The Exhibit Index is hereby incorporated by reference.

Item 9. Undertakings.

The undersigned Company hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)     to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if total dollar value securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent not more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Billings, State of Montana, on April 3, 2015.

First Interstate BancSystem, Inc.

By:	/s/ ED GARDING
Ed Garding
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Ed Garding and Kevin P. Riley, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below, and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that such attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Thomas W. Scott Thomas W. Scott	Chairman of the Board	April 3, 2015

/s/ James R. Scott James R. Scott	Executive Vice Chairman of the Board	April 3, 2015

/s/ Steven J. Corning Steven J. Corning	Director	April 3, 2015

/s/ Dana L. Crandall Dana L. Crandall	Director	April 3, 2015

/s/ David H. Crum David H. Crum	Director	April 3, 2015

/s/ William B. Ebzery William B. Ebzery	Director	April 3, 2015

/s/ Charles E. Hart, M.D., M.S. Charles E. Hart, M.D., M.S.	Director	April 3, 2015

/s/ Charles M. Heyneman Charles M. Heyneman	Director	April 3, 2015

/s/ John M. Heyneman, Jr. John M. Heyneman, Jr.	Director	April 3, 2015

/s/ David L. Jahnke David L. Jahnke	Director	April 3, 2015

/s/ Ross E. Leckie Ross E. Leckie	Director	April 3, 2015

/s/ Jonathan R. Scott Jonathan R. Scott	Director	April 3, 2015

/s/ Randall I. Scott Randall I. Scott	Director	April 3, 2015

/s/ Michael J. Sullivan Michael J. Sullivan	Director	April 3, 2015

/s/ Teresa A. Taylor Teresa A. Taylor	Director	April 3, 2015

/s/ Theodore H. Williams Theodore H. Williams	Director	April 3, 2015

/s/ Ed Garding Ed Garding	President, Chief Executive Officer and Director (Principal executive officer)	April 3, 2015

/s/ Kevin P. Riley Kevin P. Riley	Executive Vice President and Chief Financial Officer (Principal financial and accounting officer)	April 3, 2015

FIRST INTERSTATE BANCSYSTEM, INC.

EXHIBIT INDEX

Regulation S-K Exhibit	Document

4.1	Amended and Restated Articles of Incorporation dated March 5, 2010 (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K/A filed on March 10, 2010).

4.2	Second Amended and Restated Bylaws dated January 27, 2011 (incorporated herein by reference to Exhibit 3.8 of the Company’s Current Report on Form 8-K filed on February 3, 2011).

4.3	First Interstate BancSystem, Inc. 2015 Equity and Incentive Plan (incorporated herein by reference to Appendix A of the Company’s Proxy Statement on Schedule 14A for the 2015 Annual Meeting of Shareholders, filed on April 2, 2015).

5.1*	Opinion of Holland & Hart LLP as to the legality of securities being offered.

23.1*	Consent of McGladrey LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Holland & Hart LLP (included in Exhibit 5.1).

24*	Power of Attorney (included on page 4 of this Registration Statement).

*	Filed herewith.